PRICING SUPPLEMENT NO. 2 DATED JULY 14, 1998            RULE 424(b)(2)
   (TO PROSPECTUS DATED JUNE 9, 1997 AND                FILE NO. 33-64225
   PROSPECTUS SUPPLEMENT DATED JUNE 9, 1997)

                                 NEWELL CO.
                         Medium-Term Notes, Series A
                                 $75,000,000
                            6.11% PUT SECURITIES
   ______________________________________________________________________

   Trade Date:                             July 13, 1998
   Original Issue Date:                    July 17, 1998
   Principal Amount:                       $75,000,000
   Initial Price to Public:                100% of Principal Amount, plus
                                           accrued interest, if any, from
                                           and including July 17, 1998

   Interest Rate:                          6.11%

   Interest Payment Dates:                 January 17 and July 17 of each
                                           year, commencing January 17,
                                           1999

   Maturity Date:                          July 17, 2028 subject to the
                                           Put Option referred to below

   Put Option:                             The Notes are subject to
                                           repayment by the Company at
                                           the option of the Noteholder
                                           on the Optional Repayment Date
                                           as further described in the
                                           Prospectus under "REPAYMENT AT
                                           THE OPTION OF THE HOLDER"

   Optional Repayment Date:                July 17, 2008
   Agent s Commission
   (as percentage of principal amount):    .50%

   Net Proceeds to Company
   (as percentage of principal amount):    99.50%

   As of the date hereof, $325,000,000 in aggregate principal amount of Medium Term Notes, Series A, of the Company have been sold (including the Notes to which this Pricing Supplement relates).
   ______________________________________________________________________

   Form:  /X/ Book-Entry   /_/ Certificated
   Original Issue Discount Note:  /_/ Yes   /X/ No
   ______________________________________________________________________
   Agent:  Chase Securities Inc.


   Agent is acting in the capacity as indicated below:
        /X/ Agent /_/ Principal
   ______________________________________________________________________

                            CHASE SECURITIES INC.